EXHIBIT 10.17(d)

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of December 4, 2003 (this “Third Supplemental Indenture”), is by and among CB Richard Ellis Services, Inc., a Delaware corporation (“CB Richard Ellis Services”), Investors 1031, LLC, a Delaware limited liability company (the “Subsidiary Guarantor”), and U.S. Bank National Association as successor to Street Bank and Trust Company of California, N.A., as trustee (the “Trustee”).

WITNESSETH

WHEREAS, CB Richard Ellis Services (as successor by merger with Blum CB Corp.), CBRE Holding, Inc. and the Trustee are parties to an indenture dated as of June 7, 2001 and supplemented as of July 20, 2001 and July 23, 2003 (as may be further supplemented from time to time, the “Indenture”), providing for the issuance of the Issuer’s 11¼% Senior Subordinated Notes due June 15, 2011 (the “Notes”);

WHEREAS, pursuant to Section 4.10 of the Indenture, after the date of the Merger, CB Richard Ellis Services is required to cause each Restricted Subsidiary that Guarantees any Indebtedness of CB Richard Ellis Services to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally and irrevocably guarantee CB Richard Ellis Services’ obligations with respect to the Notes on the terms set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Become Guarantor. The Subsidiary Guarantor hereby unconditionally and irrevocably guarantees CB Richard Ellis Services’ obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture, subordinates its guarantee to the extent and in the manner provided in Article 12 of the Indenture and agrees to be bound by all other provisions of the Indenture and the Notes applicable to a “Subsidiary Guarantor” therein.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Notices. For purposes of Section 13.02 of the Indenture, the address for notices to CB Richard Ellis Services and each of the Guarantors shall be:

c/o CB Richard Ellis Services, Inc.

865 South Figueroa Street

Suite 3500

Los Angeles, CA 90017

Attention: Kenneth J. Kay

5. Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

6. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by CB Richard Ellis Services and the Subsidiary Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

CB RICHARD ELLIS SERVICES, INC.

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Executive Vice President and Secretary

INVESTORS 1031, LLC, as Subsidiary Guarantor

By:	CB Richard Ellis Investors, LLC, as its Member-Manager

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Vice President and Assistant Secretary

By:	CB Richard Ellis Investors, Inc.

By:	/s/ ELLIS D. REITER, JR.

Name: Ellis D. Reiter, Jr. Title: Senior Vice President and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Successor Trustee

By:	/s/ PAULA M. OSWALD

Name: Paula M. Oswald Title: Vice President

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